Exhibit 16
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                                  [Letterhead]



January 17, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:      FiberCore, Inc.
         File Ref. No. 0-21823
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         We were  previously the principal  accountant for FiberCore,  Inc. and, under the date of July 29, 1996, except for the eighth paragraph of Note 15, as to which the date is December 18, 1996, we reported on the consolidated financial statements of FiberCore, Inc. and subsidiaries as of and for the years ended December 31, 1995 and 1994. On January 14, our appointment as principal accountant was terminated. We have read FiberCore, Inc.'s statements included under Item 4 of its Form 8-K dated January 14, 1997 and we agree with such statements.

                               Very truly yours,

                     /s/ Mottle McGrath Braney & Flynn, P.C.




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